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                               EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Spartan Motors, Inc.
Charlotte, Michigan

We consent to the incorporation by reference in Registration Statement No. 33-28432 of Spartan Motors, Inc. on Form S-8 and Registration Statement No. 33-80980 of Spartan Motors, Inc. on Form S-8 of our report dated March 17, 1998, appearing in the Annual Report on Form 10-K of Spartan Motors,
Inc. for the year ended December 31, 1997.

/s/Deloitte & Touche LLP

Lansing, Michigan
March 30, 1998